Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Synta Pharmaceuticals Corp. Amended 2015 Stock Plan, of our reports dated March 15, 2016, with respect to the consolidated financial statements of Synta Pharmaceuticals Corp. and the effectiveness of internal control over financial reporting of Synta Pharmaceuticals Corp., included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 20, 2016